Exhibit 99.1

ON Semiconductor to Acquire Fairchild Semiconductor for $2.4 Billion in Cash

Acquisition to create a global leader in the power semiconductor market

Key Transaction Highlights:

•	Creates a leader in the power semiconductor market with a broad and deep product portfolio

•	Highly complementary product lines offering the full spectrum of high, medium and low voltage products

•	Strengthens presence in key strategic areas – industrial, automotive and smartphone end markets

•	Immediately accretive to non-GAAP earnings per share and free cash flow

•	Expect significant accretion to non-GAAP EPS within a few quarters post close

•	Clear line of sight to $150 million in annual cost savings within 18 months of the transaction close

PHOENIX, Ariz. – Nov. 18, 2015 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) and Fairchild Semiconductor International Inc. (Nasdaq: FCS) (“Fairchild”) today announced that they have entered into a definitive agreement for ON Semiconductor to acquire Fairchild for $20.00 per share in an all cash transaction valued at approximately $2.4 billion. The acquisition creates a leader in the power semiconductor market with combined revenue of approximately $5 billion, diversified across multiple markets with a strategic focus on automotive, industrial and smartphone end markets.1

“The combination of ON Semiconductor and Fairchild creates a power semiconductor leader with strong capabilities in a rapidly consolidating semiconductor industry. Our plan is to bring together two companies with complementary product lines to offer customers the full spectrum of high, medium and low voltage products,” said Keith Jackson, president and chief executive officer of ON Semiconductor. “The immediate EPS accretion and potential to significantly augment ON Semiconductor’s free cash flow, make the Fairchild acquisition an excellent opportunity for ON Semiconductor stockholders.”

“As part of ON Semiconductor, Fairchild will continue to pioneer technology and design innovation in efficient energy consumption to help our customers achieve success and drive value for our partners and employees around the world,” stated Mark Thompson, chairman and chief executive officer of Fairchild. “We look forward to working closely with the ON Semiconductor team to ensure a smooth transition.”

Following consummation, the transaction is expected to be immediately accretive to ON Semiconductor’s non-GAAP earnings per share and free cash flow, excluding any non-recurring acquisition related charges, the fair value step-up inventory amortization, and amortization of acquired intangibles. ON Semiconductor anticipates achieving annual cost savings of $150 million within 18 months after closing the transaction.

[1]	$5 billion in revenue is based on the last twelve months revenue of the two companies.

ON Semiconductor to Acquire Fairchild Semiconductor

The transaction is not subject to a financing condition. ON Semiconductor intends to fund the transaction with cash from the combined companies balance sheet and $2.4 billion of new debt. The debt financing commitment also includes provisions for a $300 million revolving credit facility which will be undrawn at close. ON Semiconductor remains committed to its share repurchase program, and the agreed upon financing provides flexibility to continue share repurchases going forward.

Tender Offer and Closing

Under the terms of the definitive agreement ON Semiconductor will commence a cash tender offer to acquire Fairchild’s outstanding shares of common stock for $20.00 per share, net to each holder in cash. Following receipt of required regulatory approvals and the satisfaction of other customary closing conditions, and after such time as all shares tendered in the tender offer are accepted for payment, the definitive agreement provides for the parties to effect, as promptly as practicable, a merger which would result in all shares not tendered in the tender offer being converted into the right to receive $20.00 per share in cash. The transaction has been unanimously approved by ON Semiconductor’s and Fairchild’s boards of directors and is expected to close late in the second quarter of 2016. No approval of the stockholders of ON Semiconductor is required in connection with the proposed transaction.

Deutsche Bank is acting as the lead financial advisor to ON Semiconductor, and Morrison & Foerster served as legal advisor to ON Semiconductor. BofA Merrill Lynch is also acting as a financial advisor to ON Semiconductor. Deutsche Bank and BofA Merrill Lynch are providing committed debt financing for the transaction. Goldman Sachs acted as exclusive financial advisor to Fairchild, along with Wachtell, Lipton, Rosen & Katz, who served as legal advisor.

Teleconference

ON Semiconductor will host a conference call for the financial community at 8:00 a.m. Eastern Standard Time (EST), on Nov. 18, 2015, to discuss this announcement. ON Semiconductor will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately one year following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 280 4961 (U.S./Canada) or (857) 244 7318 (International). In order to join this conference call, you will be required to provide the Conference ID Number - which is 31100315.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company offers a comprehensive portfolio of energy-efficient power and signal management, logic, discrete and custom solutions to help design engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

About Fairchild Semiconductor

Fairchild Semiconductor (NASDAQ: FCS) – global presence, local support, smart ideas. Fairchild delivers energy-efficient, easy-to-use and value-added semiconductor solutions for power and mobile designs. We help our customers differentiate their products and solve difficult technical challenges with our expertise in power and signal path products. Please contact us on the web at www.fairchildsemi.com.

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ON Semiconductor to Acquire Fairchild Semiconductor

Cautions regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the acquisition by ON Semiconductor Corporation (“ON Semiconductor”) of Fairchild Semiconductor (“Fairchild”) and the future financial performance of ON Semiconductor. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to,: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of us or Fairchild or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Fairchild, including the potentially accretive and synergistic benefits; difficulties leveraging desired growth opportunities and markets; the possibility that expected benefits and cost savings may not materialize as expected; the prospect that the automotive and industrial sensor markets will not grow as rapidly as currently anticipated; the variable demand and the aggressive pricing environment for semiconductor products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

Notice to Investors

The tender offer for the outstanding shares of common stock of Fairchild has not yet commenced. This press release is for informational purposes only, and it does not constitute an offer to purchase or a solicitation of an offer to sell any securities. At the time the tender offer is commenced, ON Semiconductor and a wholly-owned subsidiary of ON Semiconductor will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (“SEC”), and Fairchild will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. INVESTORS AND SECURITY HOLDERS OF FAIRCHILD ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such materials will be made available to Fairchild’s stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC website: www.sec.gov.

Contacts

Kris Martino	Parag Agarwal
Corporate Communications / Media Relations	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.martino@onsemi.com	parag.agarwal@onsemi.com

Matt Sherman/Jed Repko	Dan Janson
Joele Frank, Wilkinson Brimmer Katcher	Investor Relations
(212)355-4449/(415) 869-3950	Fairchild Semiconductor
msherman@joelefrank.com	(207) 775-8660
jrepko@joelefrank.com	investor@fairchildsemi.com

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